Exhibit 10.1

BMO CAPITAL MARKETS CORP. 700 Louisiana, Suite 4400 Houston, TX 77002	BANK OF MONTREAL 700 Louisiana, Suite 4400 Houston, TX 77002

CONFIDENTIAL

January 14, 2008
TXCO Resources Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, Texas 78258
Attention:  P. Mark Stark, Chief Financial Officer

$125,000,000 Senior Secured Revolving Credit Facility
$100,000,000 Senior Secured Second Lien Term Loan Facility
Supplemental Fee Letter

Ladies and Gentlemen:

Reference is made to (i) the commitment letter dated February 13, 2007 (the "Letter") among BMO Capital Markets Corp. ("BMO Capital Markets") and Bank of Montreal (the "Bank of Montreal", and, together with BMO Capital Markets and the Bank of Montreal's other affiliates, "we", "our" or "us"), and you, as supplemented by a supplemental commitment letter dated July 19, 2007 among you and us (as so supplemented, and including the exhibits and other attachments thereto, the "Commitment Letter") and (ii) the fee letter dated February 13, 2007 among you and us (the "Original Fee Letter"; the Original Fee Letter, as supplemented by this supplemental fee letter, the "Fee Letter").  Terms used but not defined in this letter agreement (this "Supplemental Fee Letter") shall have the meanings assigned thereto in the Commitment Letter or the Original Fee Letter.

1.           Additional Arrangement Fee.

As consideration for BMO Capital Markets' (the "Arranger") agreements under the Commitment Letter with respect to the Facilities, and specifically as further consideration for completion of the Satisfactory Syndication of the Second Lien Term Loan Facility, you agree to pay to BMO Capital Markets, for its own account and in addition to the fees contemplated by the Original Fee Letter, an additional arrangement fee (the "Additional Arrangement Fee") equal to $1,172,500.00.  The Additional Arrangement Fee will be payable in full on the date of, and subject to, completion of the Satisfactory Syndication of the Second Lien Term Loan Facility.  We acknowledge that upon payment of the Additional Arrangement Fee, Section 2 of the Original Fee Letter shall be of no further force or effect.

You confirm your understanding that in connection with the syndication of the Second Lien Term Loan Facility, each of BMO Capital Markets and Bank of Montreal may, in its discretion, allocate to the Lenders, or any of them, portions of the Additional Arrangement Fee and/or any other fees payable to it in connection therewith.

2.           General.

You agree that, once paid, the Additional Arrangement Fee or any part thereof payable hereunder will not be refundable under any circumstances.  All fees payable hereunder and under the Commitment Letter will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.  All fees received by BMO Capital Markets or Bank of Montreal hereunder or under the Commitment Letter may be shared among BMO Capital Markets, Bank of Montreal and their affiliates as BMO Capital Markets and Bank of Montreal may determine in their sole discretion.

You agree that you will not disclose the Fee Letter or the contents thereof other than as permitted by the Commitment Letter.

This Supplemental Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.  THIS SUPPLEMENTAL FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  This Supplemental Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Supplemental Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Supplemental Fee Letter.  Section headings used herein are for convenience of reference only, are not part of this Supplemental Fee Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Supplemental Fee Letter.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to the Arranger an executed counterpart hereof, whereupon this Supplemental Fee Letter shall become a binding agreement between us.

Very truly yours,

BMO CAPITAL MARKETS CORP.

By           /s/Tod Benton
Name:   Tod Benton
Managing Director

BANK OF MONTREAL, acting through its U.S. branches and agencies, including its Chicago, Illinois branch

By           /s/Joseph A. Bliss
Joseph A. Bliss
Managing Director

Accepted and agreed to as of
the date first above written:

TXCO RESOURCES INC.

By:           /s/P. Mark Stark
P. Mark Stark
Chief Financial Officer